EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 3, 2015, in the Amendment No. 2 to the Registration Statement (Form S-1/A) and related Prospectus of Apex Resources Inc.

/s/ KCC & Associates

Los Angeles, California

February 11, 2016